EXHIBIT 12
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                             WEINGARTEN REALTY INVESTORS
             COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                  TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                (AMOUNTS IN THOUSANDS)



                                                              Three Months Ended
                                                                   March 31,
                                                             --------------------
                                                                2001       2000
                                                             ---------  ---------
Net income available to common shareholders. . . . . . . . . $ 20,392   $ 14,441

Add:
Portion of rents representative of the interest factor . . .      259        229
Interest on indebtedness . . . . . . . . . . . . . . . . . .   12,421     10,143
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    5,010      5,010
Amortization of debt cost. . . . . . . . . . . . . . . . . .      325        106
                                                             ---------  ---------
    Net income as adjusted . . . . . . . . . . . . . . . . . $ 38,407   $ 29,929
                                                             =========  =========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . . . $ 12,421   $ 10,143
Capitalized interest . . . . . . . . . . . . . . . . . . . .    1,981        610
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    5,010      5,010
Amortization of debt cost. . . . . . . . . . . . . . . . . .      325        106
Portion of rents representative of the interest factor . . .      259        229
                                                             ---------  ---------
    Fixed charges. . . . . . . . . . . . . . . . . . . . . . $ 19,996   $ 16,098
                                                             =========  =========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . . .    1.92       1.86
                                                             =========  =========


Net income available to common shareholders. . . . . . . . . $ 20,392   $ 14,441
Depreciation and amortization. . . . . . . . . . . . . . . .   15,673     13,104
Gain on sales of property. . . . . . . . . . . . . . . . . .   (4,310)
                                                             ---------  ---------
    Funds from operations. . . . . . . . . . . . . . . . . .   31,755     27,545
Add:
Portion of rents representative of the interest factor . . .      259        229
Preferred dividends. . . . . . . . . . . . . . . . . . . . .    5,010      5,010
Interest on indebtedness . . . . . . . . . . . . . . . . . .   12,421     10,143
Amortization of debt cost. . . . . . . . . . . . . . . . . .      325        106
                                                             ---------  ---------
    Funds from operations as adjusted. . . . . . . . . . . . $ 49,770   $ 43,033
                                                             =========  =========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . .     2.49       2.67
                                                             =========  =========


-------------
The  Board  of Governors of the National Association of Real Estate Investment Trusts
defines  funds from operations (FFO) as net income (loss) computed in accordance with generally  accepted  accounting  principles,  excluding gains or losses from sales of property,  plus  real  estate  related  depreciation  and  amortization,  and  after adjustments  for unconsolidated partnerships and joint ventures.  In addition, NAREIT recommends  that  extraordinary  items  not  be  considered  in  arriving at FFO.  We calculate  FFO  in  a  manner  consistent  with the NAREIT definition.  Most industry analysts  and  equity  REITS,  including  Weingarten,  believe  FFO is an appropriate measure  of  performance relative to other REITs.  There can be no assurance that FFO presented  by  Weingarten  is comparable to similarly titled measures of other REITs.
FFO  should  not  be considered as an alternative to net income or other measurements under  GAAP  as  an  indicator  of  our  operating  performance or to cash flows from operating,  investing,  or  financing activities as a measure of liquidity.  FFO does not  reflect  working capital changes, cash expenditures for capital improvements, or principal  payments  on  indebtedness.

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